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                                                                   Exhibit 3.01


                    CERTIFICATE OF AMENDMENT AND RESTATEMENT OF

                             ARTICLES OF INCORPORATION

                                         OF

                           ROOMSYSTEM TECHNOLOGIES, INC.


     The undersigned hereby certify as follows:

     1. They are the President and the Secretary of RoomSystem Technologies, Inc., a Nevada corporation (the "Company").

     2. On March 28, 2000, by written consent, the Board of Directors of the Company approved the amendment and restatement of the Company's Articles of Incorporation, pursuant to Sections 78.385 and 78.403 of the Nevada Revised Statutes, as amended.

     3. On March 28, 2000, upon the recommendation of the Board of Directors of the Company, the stockholders holding a majority of the outstanding common stock of the Company approved the amendment and restatement of the Company's Articles of Incorporation by written consent.

     4. Article One of the Company's Articles of Incorporation is hereby amended to read in full as follows:

                                    ARTICLE ONE

     SECTION 1.1 NAME OF CORPORATION. The name of the corporation (the "CORPORATION") is EROOM SYSTEM TECHNOLOGIES, INC.

     5. Article Four of the Company's Articles of Incorporation is hereby amended to read in full as follows:

                                    ARTICLE FOUR

     SECTION 4.1 CAPITAL STOCK. The total number of shares of stock the Corporation is authorized to issue shall be Sixty Million (60,000,000) shares. This stock shall be divided into two classes and designated as "Common Stock" and "Preferred Stock."

     The capital stock of the Corporation, after the amount of the subscription price has been paid in money, property, or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this regard.

     SECTION 4.2 COMMON STOCK. Fifty Million (50,000,000) shares of the authorized stock have a par value of $.001 per share and are designated as Common Stock. Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

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     SECTION 4.3  PREFERRED STOCK.   Five Million (5,000,000) shares of the
authorized stock have a par value of $.001 per share and are designated as Preferred Stock. The Board of Directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

     (a) Whether or not the class or series shall have voting rights, full or limited, the nature and the qualification, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

     (b) The number of shares to constitute the class or series and the designation thereof;

     (c) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

     (d) Whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which, and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

     (e) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

     (f) The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

     (g) The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

     (h) Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

     (i) Such other rights and provisions with respect to any class or series as may to the Board of Directors seem advisable.

     The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The

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Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

     SECTION 4.4 CONVERTIBLE PREFERRED STOCK. Five Hundred Thousand (500,000) shares of Series A Convertible Preferred Stock, $.001 par value; Two Million Five Hundred Thousand (2,500,000) shares of Series B Convertible Preferred Stock, $.001 par value; and Two Million (2,000,000) shares of Series C Convertible Preferred Stock, $.001 par value (collectively, the "Convertible Preferred Stock"), may be issued from time to time without action by the stockholders. Convertible Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

     SECTION 4.5 VOTING POWER FOR HOLDERS OF COMMON AND CONVERTIBLE PREFERRED STOCK. Except as otherwise provided in these Articles of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him or her on all matters submitted to stockholders for a vote and each holder of any series of Convertible Preferred Stock shall have no voting rights, either general or specific, of any kind whatsoever except (A) as expressly provided by Nevada law; or (B) on matters affecting Convertible Preferred Stock.

     6. That the text of the Amended and Restated Articles of Incorporation of the Company is hereby amended and restated by this certificate to read in full as follows:

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                   AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                         OF
                          eROOM SYSTEM TECHNOLOGIES, INC.



                                    ARTICLE ONE

     SECTION 1.1 NAME OF CORPORATION. The name of the corporation (the "CORPORATION") is EROOM SYSTEM TECHNOLOGIES, INC.

                                    ARTICLE TWO

     SECTION 2.1 AGENT FOR SERVICE OF PROCESS. The name of the agent for service of process is Gregory L. Hrncir and that the office of agent for service of process is located at 3770 Howard Hughes Parkway, Suite 175, Clark County, Las Vegas, Nevada 89019, and that the Corporation may maintain an office, or offices within or without the State of Nevada as may from time to time be designated by the Board of Directors, or by the bylaws of said Corporation, and that this Corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of directors and stockholders outside the State of Nevada as well as within the State of Nevada.

                                   ARTICLE THREE

     SECTION 3.1 CORPORATE PURPOSE. The purpose or purposes for which this Corporation is organized are:

     To develop market and finance products with application in the hospitality and other industries; and to engage without qualification, in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

                                    ARTICLE FOUR

     SECTION 4.1 CAPITAL STOCK. The total number of shares of stock the Corporation is authorized to issue shall be Sixty Million (60,000,000) shares. This stock shall be divided into two classes and designated as "Common Stock" and "Preferred Stock."

     The capital stock of the Corporation, after the amount of the subscription price has been paid in money, property, or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this regard.

     SECTION 4.2 COMMON STOCK. Fifty Million (50,000,000) shares of the authorized stock have a par value of $.001 per share and are designated as Common Stock. Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

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     SECTION 4.3  PREFERRED STOCK.  Five Million (5,000,000) shares of the authorized stock have a par value of $.001 per share and are designated as Preferred Stock. The Board of Directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

     (j) Whether or not the class or series shall have voting rights, full or limited, the nature and the qualification, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

     (k) The number of shares to constitute the class or series and the designation thereof;

     (l) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

     (m) Whether or not the shares of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which, and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

     (n) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

     (o) The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

     (p) The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

     (q) Whether or not the shares of any class or series are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

     (r) Such other rights and provisions with respect to any class or series as may to the Board of Directors seem advisable.

     The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The

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Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

     SECTION 4.4 CONVERTIBLE PREFERRED STOCK. Five Hundred Thousand (500,000) shares of Series A Convertible Preferred Stock, $.001 par value; Two Million Five Hundred Thousand (2,500,000) shares of Series B Convertible Preferred Stock, $.001 par value; and Two Million (2,000,000) shares of Series C Convertible Preferred Stock, $.001 par value (collectively, the "Convertible Preferred Stock"), may be issued from time to time without action by the stockholders. Convertible Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

     SECTION 4.5 VOTING POWER FOR HOLDERS OF COMMON AND CONVERTIBLE PREFERRED STOCK. Except as otherwise provided in these Articles of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him or her on all matters submitted to stockholders for a vote and each holder of any series of Convertible Preferred Stock shall have no voting rights, either general or specific, of any kind whatsoever except (A) as expressly provided by Nevada law; or (B) on matters affecting Convertible Preferred Stock.

                                    ARTICLE FIVE

     SECTION 5.1 DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of not fewer than two (2) and nor more than nine (9) directors, the exact number to be determined from time to time by resolution adopted by the Board of Directors, providing that the number of directors shall not be reduced to less than two (2), except in cases where all the shares of the Corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than two (2) but not less than the number of stockholders.

                                    ARTICLE SIX

     SECTION 6.1  EXISTENCE.  The Corporation is to have perpetual existence.

                                   ARTICLE SEVEN

     SECTION 7.1 GENERAL POWERS OF THE BOARD OF DIRECTORS. In furtherance, but not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to do the following:

          A. To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

          B. By Resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the directors of the Corporation, which to the extent provided in the Resolution, or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names as may be stated in the Bylaws of the Corporation, or as may be determined from time to time by Resolution adopted by the Board of Directors.

          C. When and as authorized by the affirmative vote of the stockholders holding stock and entitling them to exercise at least a majority of the voting power given at a stockholders'

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     meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and in the best interest of the Corporation.

                                   ARTICLE EIGHT

     SECTION 8.1 BYLAWS. The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of the Corporation. Any Bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by a majority vote of the entire Board of Directors or by a two-thirds vote of all of the stock issued and outstanding at any annual or special meeting of stockholders, provided that notice of intention to amend shall have been contained in the notice for such meeting.

                                    ARTICLE NINE

     SECTION 9.1 MEETINGS OF STOCKHOLDERS. Meetings of the stockholders may be held at such place within or outside the State of Nevada, if the Bylaws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                    ARTICLE TEN

     SECTION 10.1 AMENDMENT OF ARTICLES OF INCORPORATION. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in a manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders here are granted subject to this reservation.

                                   ARTICLE ELEVEN

     SECTION 11.1 PRE-EMPTIVE RIGHTS. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

                                  ARTICLE  TWELVE

     SECTION 12.1 DIRECTORS' AND OFFICERS' LIABILITY. A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of this article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

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                                  ARTICLE THIRTEEN

     SECTION 13.1 INDEMNITY. Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

     Without limiting the application of the foregoing, the Board of Directors may adopt Bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted under the laws of the State of Nevada, and may cause the Corporation to purchase and maintain directors and officers insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee, agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

     IN WITNESS WHEREOF, the undersigned parties set forth their hand this 28th day of March 2000.


                                        /s/ Steven L. Sunyich
                                        --------------------------------------
                                        Steven L. Sunyich, President
                                        /s/ Gregory L. Hrncir
                                        --------------------------------------
                                        Gregory L. Hrncir, Secretary

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